AGREEMENT TO LEASE
                               ------------------


This Agreement to Lease together with its annexure (hereafter referred to as the
'AGREEMENT')  is  made  in  Delhi  on  this  1st   day  of  October   2002.


BETWEEN


UNITECH LIMITED, a Company incorporated under the provisions of Companies Act, 1956 and having its registered office at Building no. 6, Community Centre, Saket, New Delhi- 110 017 and regional office at Unit no. 101, Ground Floor, Signature Towers, South City-I, Gurgaon-122 001, Haryana (hereinafter referred to as the 'LESSOR' which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to include its administrators, executors and successors) acting through its Authorized signatories Mr. Sanjay Chandra and Mr. Raman Sharma duly authorized vide resolution dated 29th August 2002.

AND

PERFEXA SOLUTION PVT LTD. a Company incorporated under the provision of Companies Act, 1956 and having its registered office at 2nd Floor, 545 Chirag Delhi, New Delhi - 110 017 (hereinafter referred to as 'LESSEE', which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to include its administrators, executors, and successors) through its authorised signatory Mr. Teg S. Sandhu authorized vide resolution dated 28th September 2002.

The LESSOR and the LESSEE are hereinafter collectively referred to as the 'PARTIES'

WHEREAS the Lessor has developed on a plot of land admeasuring 2.696 acres in South City-I, Gurgaon, Haryana-122001 a Commercial Complex with a twin level basement car parking called 'UNITECH BUSINESS PARK' (hereinafter referred to as the 'COMPLEX') in accordance with approved building plans for commercial use by the Director, Town and Country Planning, Government of Haryana, Chandigarh vide Letter no. 11804 dated 03/08/2002.

AND WHEREAS the twin level basement car parking is having an approximate area of 1,38,015 sq. ft.

AND WHEREAS the Lessor has obtained completion certificate vide letter dated 11th June 2002 from the Director, Town and Country Planning, Chandigarh.

AND WHEREAS the Lessor has represented and warranted the Lessee that it has the power and authority to lease office space on 1st floor in Tower A of the Complex bearing Unit Nos. 101 to 108 admeasuring total area of 15,422 sq.ft. (hereinafter referred to as the 'PREMISES') and also to enter into lease and perform and execute this Agreement.

AND WHEREAS the Lessee has represented and warranted the Lessor that it has the power and authority to enter into lease and perform and execute this Agreement.

AND WHEREAS the Parties have accepted the proposal of leasing out the Premises by the Lessor to the Lessee together with the right to use 15 car parks allocated in the lower / upper basement of the Complex for a period of 3 years.

AND WHEREAS the Parties have further agreed that the rent of the Leased Premises shall commence after three months from the date of executing this Lease Agreement i.e. 01/01/2003.

AND WHEREAS in pursuance hereof the Parties agree to execute this Agreement in accordance with the terms and conditions mentioned hereinafter.


NOW  THEREFORE,  THIS  AGREEMENT  WITNESSETH  AS  UNDER:

                                    ARTICLE 1
                                      LEASE

1.1 The Lessor hereby agrees to lease to the Lessee and the Lessee hereby agrees to take on lease from the Lessor, subject to the mutual rights and obligations as contained in the Agreement, the Premises in the Complex.

1.2 The Lessor further agrees to allot and give the right to use car-parking space for 15 cars earmarked in the basement. The Lessor also agrees to give the rights to use the common areas in the Complex along with other occupants of the Complex.


                                    ARTICLE 2
                              TERM OF THE AGREEMENT

2.1 The Agreement shall commence from the date of execution of this Agreement, however, the rent shall commence 3 (three) months after the execution of this Agreement, which shall continue to be in force and binding between the Parties for a period of 3 (three) years (hereafter referred to as the 'LEASE PERIOD'). However, the Lessee shall have the option to execute fresh lease agreement to renew the period of lease for a further two terms of three years each.

It is agreed between the Parties that the Lease Period shall be regarded as the lock-in-period, wherein the lease cannot be terminated by the Lessee. However, If the Lessee surrenders the Premises before the expiry of Lease Period, the Lessee shall be liable to pay the rental for the balance lock-in period of 3 (three) years at the time of such surrender or termination.

                                    ARTICLE 3
                                RENT AND SECURITY

3.1 In consideration of the Lessor agreeing to lease out to the Lessee the Premises, the Lessee shall pay the Lessor the rent @ Rs. 34/- per sq. ft. per month for Lease Period in respect of the Premises from 01.01.2003 which is 3 months after the execution of this Agreement.

3.2 In the event the Lessee exercises its option to extend lease for a further period of three years, the new lease agreement shall be executed between the Parties on same terms and conditions except that there shall be increase in the rent by 20% (twenty percent) over the rent of the last term. However, the lessee shall give Lessor three months notice of such extension.

3.3 The rent and the other charges in respect of the Premises as specified in this Agreement shall be paid monthly in advance by the 7th of each calendar month in respect of which the rent is due. Any delay in payment of rent by the due date shall attract levy of interest @ 18% p.a. for the period of delay, which shall be payable by the Lessee to the Lessor.

3.4 In addition to monthly rent payable by the Lessee in accordance with the aforesaid clauses, the Lessee shall also pay a sum of Rs. 15,73,044/- (Rupees fifteen lacs seventy three thousand and forty four only) towards an interest free security deposit equivalent to 3 month's rentals. A sum of Rs.5,24,348/- (Rupees five lacs twenty four thousand three hundred and forty eight only) out of this security deposit amount has already been paid at the time of signing the Letter of Intent and the balance amount of security deposit shall be payable at the time of signing of this Agreement.

3.5 In the event of increase in the rent of the Premises upon the execution of fresh lease, the security deposit shall automatically stand increased equivalent to three months rental of the corresponding term .


3.6 Upon termination of this Agreement in accordance herewith, the Lessor shall refund the interest free security deposit only upon the Lessee surrendering the peaceful, vacant and physical possession of the Premises. In the event the Lessee extends its stay in the Premises beyond the term of the Lease Period without executing a fresh lease. the Lessee shall be liable to (compensate the Lessor) for the period of such extended stay in the Premises at the rent on prevailing market rate in the area, without prejudice to Lessor's right available in Article 15 .

3.7 The rent payable by the Lessee to the Lessor shall also be subject to statutory taxes / deductions as applicable at the time of making payments.

3.8 If the Lessee vacates the Premises upon termination or expiry of this Agreement after serving 3 months notice, and the Lessor fails to refund the security deposit to the Lessee provided that there are no arrears of rent or any other amount over due under this Agreement, simultaneously with the Lessee handing over the vacant possession of the Premises to the Lessor, the Lessor shall, on the unpaid deposit left after adjustment of arrears if any, pay to the Lessee an interest @ 18% per annum from the date on which the deposit becomes due for repayment till the date of repayment of the deposit.

                                    ARTICLE 4
                                   MAINTENANCE

The  Lessee  hereby  agrees  that  it shall simultaneously enter into a separate
Maintenance Agreement with the maintenance agency for the maintenance of the Premises and the Common Areas of the Complex. The said Maintenance Agreement shall form part of the Agreement and the Lessee hereby undertakes to abide with all the terms and conditions stipulated therein.

                                    ARTICLE 5
                               TITLE AND OWNERSHIP

5.1 Save as otherwise provided in this Agreement, no right, title or interest in the Premises shall pass to the Lessee by virtue of these presents.

5.2 The Lessee also agrees and undertakes not to assign or sublet or otherwise encumber or suffer a lien the Premises without the prior consent of the Lessor in writing.

5.3 Conditioned upon the Lessee's compliance with and fulfillment of the terms and conditions of this Agreement, the Lessee shall have the right to have exclusive peaceful possession of the Premises for the full term of the Agreement.



                                    ARTICLE 6
                  REPRESENTATION AND OBLIGATIONS OF THE LESSOR

6.1 The Lessor represents to the Lessee that it has authority to enter into this Agreement and to carry out the transaction contemplated hereby.

6.2 The Lessor represents to the Lessee that it has taken all action required to be taken by them for the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and no other proceedings on the part of the Lessor will be necessary to consummate the transaction contemplated hereby. This Agreement is a legal, valid and binding agreement of Lessor, enforceable in accordance with its terms.




                                    ARTICLE 7
                    REPRESENTATIONS AND OBLIGATIONS OF LESSEE

7.1 The Lessee as agreed aforesaid under sub-clause 3.1 shall pay the Lessor the rent and all other sums payable under this Agreement not later than the 7th day of the month in advance. In the event of any delay the Lessee shall be liable to pay interest @18% per annum on all amounts due and payable by the Lessee under this Agreement.

7.2 That it is agreed between the Parties that the Lessee shall bear and discharge all tax incidence imposed by any Government / Municipal / Local Authorities relating to the Premises, in excess of 10% (ten) of the rent as mentioned hereinabove, on pro-rata basis i.e. on the super area leased to lessee.

7.3 To pay by the due date meter hire charges, electricity charges as recorded in the meter and water charges. In the event of there being common meter for common services, the Lessee shall jointly with other occupants of the Complex shall pay within 7(seven) days from the date of the bill to the Lessors the proportionate cost of water and electricity charges calculated on the super built-up area of the Premises.

7.4 To carry out day-to day maintenance of the Premises occupied by the lessee at its own cost.

7.5 The insurance of the interior of the Premises shall be of the Lessee and the Lessor shall not in any case be liable for any damage or loss occurred.

7.6 To use the Premises for office purposes only and not to carry on or permit to be carried on in the Premises or in any part thereof any activities which shall be or are likely to be unlawful, obnoxious or of nuisance, annoyance or disturbance to other tenants/ occupants in the Complex.

7.7 It is agreed by the Lessee not to keep or store any goods of hazardous or combustible nature or otherwise so as to affect the construction or the structure of the Complex.

7.8 To display name and address of its office only at such place(s) as agreed in Clause 10.4 of this agreement and not to do any act in this respect which is contrary to the terms and condition of the maintenance agreement.

7.9 The Premises shall be used only by the Lessee for its own office, associates, subsidiaries, group companies and affiliates and the Lessee undertakes that it shall not assign, transfer, mortgage, sublet or grant leave and license or transfer or part with or share possession in any manner whatsoever, of any portion of the Premises, and further undertakes to produce relevant documents to substantiate the group companies, subsidiaries etc.

7.10 The Lessee shall not make any structural additions or alterations in the Premises unless specifically allowed by the Lessor, and if any structural addition or alteration are permitted then the Lessee shall make sure that upon vacating the premises, the Lessee shall remove all such fittings and alterations and restore the Premises in its original condition except reasonable wear and tear.

7.11 The Lessee shall carry out at its own cost but without in any way damaging the main structure of the Premises, the interiors, internal partitions and other internal alterations and additions which are not visible from outside as may be necessary for the business of the Lessee and shall keep the Lessor, its representatives, officer and other visitors indemnified for any loss occasioned due to carrying out the interiors.

                                    ARTICLE 8
                                    INDEMNITY

8.1.     By  Lessor

From the date of the Agreement, the Lessor, shall indemnify and hold harmless Lessee from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (collectively, "Damages") that Lessee may sustain, suffer or incur and that result from, arise out of or relate to

(a) any breach of any of the respective representations, warranties and obligations of the Lessor contained in this Agreement, and

(b) any liability of Lessor involving taxes due and payable by, or imposed on the Premises with respect to the Lessor for any and all taxable periods ending on or prior to the date of this Agreement, whether or not such taxes have been due and payable.

8.2.     By  Lessee

     The Lessee acknowledges that the Lessor shall not be liable to the Lessee for any special, consequential or indirect loss arising out of this Agreement and undertakes to indemnify the Lessor for any loss. The Lessee further indemnifies the Lessor, of the arrears of rent and any other sum due and payable by the Lessee exceed the amount deposited as the security.

                                    ARTICLE 9
                                   INSPECTION

The Lessor or its designated representative shall have the right from time to time during the normal business hours on any working day with prior notice in writing to the Lessee to enter upon the Premises for the purpose of inspecting the service and maintenance in the Premises.


                                   ARTICLE 10
                                     GENERAL
10.1  STAMP  DUTY

The Agreement for the Premises shall be registered, the charges pertaining to the stamp duty shall be borne by the Lessor.

10.2  FORCE  MAJURE

The Lessors shall not be held responsible for any consequences or liabilities under this Agreement by reason of restrictive Governmental Laws or Regulations, riots, insurrection, terrorist action, natural calamity, and acts of God etc. Subject to what is stated hereinafter in this Clause, the term of this lease shall automatically stand extended during the operation, occurrence or continuance of Force Majeure circumstance(s). That if, on account of Force Majure as aforementioned the Lessee is unable to use or enjoy the Premises herein demised for a continuous period of 90 days, then the Lessee may in its sole discretion terminate or continue with this lease. However, the financial constraint of Lessee shall not be a cause of Force Majeure.

10.3     ENTIRE  AGREEMENT
This Agreement constitutes the entire agreement between the Parties and revokes and supersedes all previous agreements between the Parties, if any, concerning the matters covered herein whether written oral or implied. The terms and condition of this Agreement shall not be changed or modified except by written amendments duly agreed between the Parties.

10.4   SIGNAGE

     Lessee hereby agrees that it will not put up any name or sign board, publicity or advertisement material on the external fa ade of the Premises or anywhere in the common areas without the prior permission of the Lessor and nominated maintenance agency of Lessor.

10.5   ASSIGNMENT

The Lessor shall have the right to sell or transfer the Premises during the period of lease to any third party. However, that the Lessor shall ensure that the third party shall be bound by and adhere to the terms and conditions of the Agreement for uninterrupted and peaceful enjoyment of the Premises by the Lessee for the period of Lease.

10.6   PRE-EMPTIVE  RIGHT

The Lessee shall have the Pre-emptive Right to take on lease the 2nd Floor of the Premises before the Lessor leases the Premises to any third party. The Lessor shall however, intimate the Lessee for its concurrence on such lease.

                                   ARTICLE 11
                                   TERMINATION

11.1 The Lessor may terminate this Agreement if any of the following occurs:

11.1.1 Upon happening of Events of Default as set out in clause 11.2 of this Agreement.

11.1.2 Upon Lessee committing any breach of the terms and conditions of this Agreement.

11.1.3        Upon  happening  of  an  event  which indicates that the Lessee is
unable  or             may  in the future be unable to pay its debts as and when
they  fall  due.

11.1.4 The execution or performance of this Agreement, by the Lessor or the Lessee, in the opinion of the Lessor is contrary to applicable law or is otherwise prevented due to a reason beyond either party's reasonable control.

11.2  EVENTS  OF  DEFAULT:

An  event  of  default  by  Lessee  shall  occur  hereunder  if:

11.2.1 The Lessee fails to pay any of the lease rentals or part thereof or other payment required hereunder when due and such failure continues for a period of 30 days after written notice is sent to the Lessee.

11.2.2 The Lessee fails to pay any of the maintenance charges or part thereof or other payment required in the maintenance agreement when due. It is also agreed between the Parties that termination of the maintenance agreement shall be simultaneous and in accordance with terms and conditions stipulated therein.

11.2.3 The Lessee omits to perform, observe any covenant or condition to be observed and performed in this Agreement and shall continue to do so or does not rectifies the breach within thirty (30) days after written notice received in respect thereof.

11.2.4 The Lessee attempts to transfer or part with possession or sublets or encumbers or creates any lien or endangers the Premises.

11.2.5 The Lessee commits an act of bankruptcy or becomes insolvent or bankrupt or makes an assignment for the benefit of creditors.

11.3    REMEDIES

Upon the occurrence of any Event of Default and at any time thereafter, in addition to the right available to the Lessor in the Agreement here in above, the Lessor shall declare all sums due and to become due hereunder for the full term of the lease, immediately due and payable by the Lessee and upon the Lessee failing to make the said payment within 15 days thereof, Lessor may, at its sole discretion do the following:

11.3.1 The Lessor may forthwith re-enter upon the Premises or any part thereof and this Agreement shall thereupon stand determined but without prejudice to any claim which the Lessor may have against the Lessee in respect of any breach, non- performance or non- observance of the covenants or conditions herein contained and;

11.3.2 The Lessor may adjust all moneys deposited by the Lessee under this Agreement against all sums due to the Lessor including Security Deposit as damages, etc. However, if the arrears of rent and any other sum due and payable by the Lessee exceed the amount deposited as security, then the Lessee shall pay / indemnify the Lessor in accordance with the term of this Agreement.

11.4 The Lessee can terminate / surrender the Premises at any time during the Lease Period after giving three months notice along with the payment of rent for the balance lock-in period.



                                   ARTICLE 12
                                      COSTS

The Lessee shall be liable for all legal fee, in any, and other cost and expenses resulting from the foregoing defaults of the Lessee as mentioned in the clause 11 .2 above.

                                   ARTICLE 13
                                     WAIVER

Any expressed or implied waiver by the Lessor of any default shall not constitute a waiver of any other default by the Lessee or a waiver of any of the Lessor's right. All original rights and powers of the Lessor under this Agreement will remain in full force, notwithstanding any neglects, forbearance or delay in the enforcement thereof by the Lessor, and the Lessor shall not be deemed to have waived any of the Lessor's rights or any provision of this Agreement or any notice given hereunder unless such waiver be provided in writing by Lessor and any waiver by the Lessor of any breach by the Lessee of the Agreement shall not be deemed a waiver of any continuing or recurring breach by the Lessee of the Agreement.

                                   ARTICLE 14
                         APPLICABLE LAW AND JURISDICTION

14.1 This Agreement shall be construed and the legal relations between the Parties hereto shall be determined and governed according to the laws of India.

14.2 That the Civil Courts at Gurgaon and Punjab & Haryana High Court at Chandigarh alone shall have jurisdiction in all matters arising out of and/or concerning this Agreement.

                                   ARTICLE 15
                                   ARBITRATION

15.1 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement shall be mutually discussed and settled between the Parties.

15.2 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement, which cannot be amicably settled, shall be finally decided by arbitration to be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996. Any arbitration pursuant hereunder shall be a domestic arbitration under the Applicable Law.

15.3 The venue of arbitration shall be Gurgaon or such other place as may be mutually agreed between the Parties and the language of arbitration shall be English.


15.4 The arbitration shall take place before two arbitrators, one to be appointed by each Party within thirty days of the invocation of the arbitration. If the arbitrators appointed by each Party fail to arrive at a common award, the arbitrators shall appoint an umpire. The award shall be rendered in English Language.


                                   ARTICLE 16
                              NO PARTNERSHIP/AGENCY

Nothing in this Agreement shall be construed as creating a partnership or joint venture between the Lessee and the Lessor. Neither party will be deemed to be an agent of the other party as a result of any act under or related to this Agreement, and will not in any way pledge the other Party's credit or incur any obligation on behalf of the other Party.

                                   ARTICLE 17
                                     NOTICE

Any notice to be served on either of the Parties by the other shall be sent by prepaid recorded delivery or registered post or by fax at the address shown at recital of the Agreement and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours if sent by fax or by electronic mail.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR HANDS AND SEAL TO THESE PRESENTS ON THE DAY, MONTH & YEAR FIRST ABOVE WRITTEN IN THE PRESENCE OF THE FOLLOWING WITNESSES :


SIGNED,  SEALED  &  DELIVERED

UNITECH  LIMITED


AUTHORISED  SIGNATORY


PERFEXA  SOLUTION  PVT  LTD

/s/  Teg  Sandhu

AUTHORISED  SIGNATORY


Witnesses  :